UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2024

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 16, 2024, Agrify Corporation, a Nevada corporation (the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) with Nature’s Miracle Holding Inc. (the “Nature’s Miracle”) (NASDAQ: NMHI) and NMHI Merger Sub, Inc., a wholly owned subsidiary of Nature’s Miracle (“Merger Sub”). The terms of the Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger. The Board of Directors of the Company (the “Board”) determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of the Company and its stockholders, and approved the Merger and the execution of the Merger Agreement.

On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each of the issued and outstanding share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and (i) each non-dissenting share will be converted into the right to receive 0.45 shares (the “Exchange Ratio”) of fully paid and non-assessable shares of common stock of Nature’s Miracle and (ii) each dissenting share will be entitled to receive only the payment resulting from the procedure set forth in Section 92A.300 et seq. of the Nevada Revised Statutes.

At the Effective Time, (i) all the Company equity awards outstanding immediately prior to the Effective Time will be assumed by Nature’s Miracle and converted into equity awards of Nature’s Miracle on substantially the same terms, except that the assumed equity awards will cover a number of shares of common stock of Nature’s Miracle and, if applicable, have an exercise price, determined using the Exchange Ratio and (ii) all outstanding Company warrants exercisable for shares of the Company common stock will be assumed by the Nature’s Miracle and converted into warrants of Nature’s Miracle on substantially the same terms, except that the assumed warrants will cover a number of shares of common stock of Nature’s Miracle, and, if applicable, have an exercise price, determined using the Exchange Ratio.

Prior to the Closing Date, the Board of Directors of Nature’s Miracle (the “NMHI Board”) will set the size of the NMHI Board to be comprised of seven members, with two members to be appointed effective as of the closing date, one being Raymond N. Chang, the current Chief Executive Officer of the Company and the other an independent director to be determined prior to the closing, with such directors to hold office until the earliest to occur of the appointment or election and qualification of his or her respective successor or his or her death, resignation, disqualification or proper removal.

The Merger Agreement contains conditions to the closing, including the following mutual conditions of the parties, unless waived, among others: (i) approval of the Merger by the stockholders of the Company; (ii) approval of the shares of common stock of Nature’s Miracle to be issued at the closing by the stockholders of Nature’s Miracle; (iii) the shares of common stock of Nature’s Miracle to be issued at the closing shall have been approved for listing on The Nasdaq Stock Market LLC; (iii) the registration statement filed by Nature’s Miracle in connection with the issuance shares of common stock of Nature’s Miracle shall have be declared effective by the Securities and Exchange Commission (the “SEC”) and not be subject of any stop order or any legal action by or before the SEC seeking a stop order; (iv) all required filings shall have been made and all required approvals obtained, or waiting periods expired or terminated, under any applicable antitrust law; and (v) the absence of any law or order prohibiting consummation of the Merger.

In addition, unless waived by Nature’s Miracle, the obligations of Nature’s Miracle and the Merger Sub to consummate the Merger are subject to the satisfaction of the following additional conditions on or prior to the Closing, among others: (i) the accuracy of the representations and warranties made by the Company in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Effective Time or the date in respect of which such representation or warranty was specifically made; (ii) the Company having performed in all material respects all obligations and complied in all material respects with the agreements and covenants in the Merger Agreement required to be performed by or complied with by the Company at or prior to the Closing; and (iii) the absence of any material adverse effect relating to the Company.

Unless waived by the Company, the obligations of the Company to consummate the Merger are subject to the satisfaction of the following additional conditions on or prior to the Closing, among others: (i) the accuracy of the representations and warranties made by Nature’s Miracle in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the Effective Time or the date in respect of which such representation or warranty was specifically made; (ii) Nature’s Miracle and the Merger Sub having performed in all material respects all obligations and complied in all material respects with the agreements and covenants in the Merger Agreement required to be performed by or complied with by Nature’s Miracle or the Merger Sub at or prior to the Closing; and (iii) the absence of any material adverse effect relating to Nature’s Miracle.

The Merger Agreement contains customary representations and warranties made by each of Nature’s Miracle and the Company as of the date of the Merger Agreement or other specified dates, in each case relating to, among other things, organization, standing and power, capitalization, authority, non-contravention, certain public filings with the SEC or other regulatory authorities and absence of litigation, many of which are qualified by materiality or other similar qualifiers as set forth therein. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

●	should not be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate;

●	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

●	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such representations and warranties in response to such changes.

Each party has also agreed to not solicit or engage in any discussions or negotiations with any person making an inquiry or proposal for an alternative transaction, and requiring Nature’s Miracle’s and the Company’s respective boards of directors to recommend the transaction-related proposals to their stockholders, in each case subject to certain exceptions. The Merger Agreement also contains, subject to certain exceptions, certain other customary reciprocal covenants of each of the parties, including (i) the provision of access to their properties, books and personnel; (ii) the operation of their respective businesses in the ordinary course of business, consistent with past practice; (iii) notifications of certain breaches, consent requirements or other matters; (iv) tax matters; (v) public announcements; and (vi) confidentiality, among others.

Either the Company or Nature’s Miracle may terminate the Merger Agreement if, among certain other circumstances, the respective Merger has not been consummated on or before October 1, 2024, or if mutually agreed by the parties to the Merger Agreement, November 1, 2024. Upon termination of the Merger under specified limited circumstances, including the acceptance of a Superior Proposal by the terminating party, the terminating party must pay to the non-terminating party a termination fee in the amount equal to $2 million.

None of the representations and warranties of the parties contained in the Merger Agreement or in any instrument delivered under the Merger Agreement will survive the effective time of the Merger. The covenants and agreements of the parties contained in the Merger Agreement do not survive the closing, except those covenants and agreements that, by their terms, contemplate performance after the effective time of the Merger.

The Merger Agreement is governed by the laws of the State of Delaware and the parties are subject to exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court located in the State of Delaware.

Capitalized terms used but not otherwise defined in this section of Item 1.01 shall have the respective meanings ascribed thereto by the Merger Agreement. The foregoing description of the Merger Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Debt Purchase Agreement

On May 16, 2024, Nature’s Miracle entered into the Debt Purchase Agreement (the “Debt Purchase Agreement”) with CP Acquisitions, LLC (“CP”) and GIC Acquisition LLC (“GIC”). GIC is owned by Raymond N. Chang, the current Chief Executive Officer of the Company, and CP is owned by Mr. Chang and by I-Tseng Jenny Chan, a current director of the Company.

The terms of the Debt Purchase Agreement provide that, subject to the terms and conditions set forth in the Debt Purchase Agreement, at the Closing:

●	CP will assign and sell a portion of a secured convertible note with approximately $15.1 million of outstanding principal and interest that was issued by the Company to CP (the “CP Note”) as follows: (i) $2 million of the CP Note will be assigned and sold to Nature’s Miracle in exchange for Nature’s Miracle issuing to CP a total of 3,021,148 shares of common stock, with a cost basis of $1.51 per share, and (ii) $3 million of the CP Note will be assigned and sold to Nature’s Miracle in exchange for the payment of $3 million in cash.

●	GIC will assign and sell junior secured notes with approximately $2.1 million of outstanding principal and interest that was issued by the Company to GIC (the “GIC Notes”) as follows: (i) $1 million of the GIC Notes will be assigned and sold to Nature’s Miracle in exchange for the Company issuing to GIC a total of 1,510,574 shares of common stock, with a cost basis of $1.51 per share, and (ii) $1.1 million of the GIC Notes will be assigned and sold to Nature’s Miracle in exchange for the payment of $1.1 million in cash.

With regard to the unassigned $10.1 million portion of the CP Note, upon the one (1) year anniversary of the closing of the Merger:

●	CP will assign and sell the CP Note to Nature’s Miracle in exchange for the payment of $7 million in cash, provided that CP and its affiliates or designees will have certain rights to the equity of the Company TTK Projects, as further specified in the Debt Purchase Agreement.

In the event that the current Chief Executive Officer of the Company is not appointed as an officer of the merger surviving entity and a director of the Company within two (2) Business Days of the closing, or if he is terminated from his roles as an officer and director prior to the one (1) year anniversary of the closing, then CP will have the ability to accelerate the assignment and sale of the unassigned $10.1 million portion of the CP Note to Nature’s Miracle in exchange for the payment by Nature’s Miracle of $7 million in cash.

In addition, from the effective date of the Debt Purchase Agreement until the closing, the Company may issue notes (the “Additional Notes”) to Mr. Chang, CP, GIC or any of their affiliates or designees, up to a total amount of $1 million; provided that if Nature’s Miracle purchases at least $750,000 in lighting equipment from the Company, then the Company must obtain the prior written consent of Nature’s Miracle prior to issuing any Additional Notes with an amount, together with the amounts of any previously issued Additional Notes, that exceed $500,000.

The Debt Purchase Agreement contains representations and warranties by each of Nature’s Miracle, CP and GIC. These representations and warranties were made solely for the benefit of the parties to the Debt Purchase Agreement and:

●	should not be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate;

●	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

●	were made only as of the date of the Debt Purchase Agreement or such other date or dates as may be specified in the Debt Purchase Agreement.

The Debt Purchase Agreement also contains customary covenants and closing conditions included in similar transactions. Capitalized terms used but not otherwise defined in this section of Item 1.01 shall have the respective meanings ascribed thereto by the Debt Purchase Agreement. The foregoing description of the Debt Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Debt Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 16, 2024, Nature’s Miracle and the Company issued a press release announcing the execution of the Merger Agreement. The full text of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

No Offer or Solicitation

This communication and the information contained in it are provided for information purposes only and are not intended to be and shall not constitute a solicitation of any vote or approval, or an offer to sell or solicitation of an offer to buy, or an invitation or recommendation to subscribe for, acquire or buy securities of the Company or Nature’s Miracle or any other financial products or securities, in any place or jurisdiction, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information and Where to Find It

The Company and Nature’s Miracle plan to file relevant materials with the SEC in connection with the contemplated Merger, including a registration statement on Form S-4 with the SEC that contains a proxy statement/prospectus and other documents. The Company will mail the proxy statement/prospectus contained in the Form S-4 to its stockholders. This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents that may be filed with the SEC in connection with the Merger.

The proxy statement/prospectus and other documents filed with the SEC in connection with the Merger will contain important information about the Company, Nature’s Miracle, the transaction and related matters. Investors should read the proxy statement/prospectus and such other documents filed with the SEC carefully and in their entirety, as well as any amendments or supplements to the proxy statement/prospectus and such documents, before they make any decision with respect to the Merger.

The proxy statement/prospectus, any amendments or supplements thereto and all other documents filed with the SEC in connection with the Merger will be available when filed free of charge on the SEC’s website (at www.sec.gov). Copies of documents filed with the SEC by the Company will be made available free of charge on the Company’s investor relations website (https://ir.agrify.com).

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the federal U.S. securities laws with respect to the Merger and business of Nature’s Miracle and the Company; other future references those relating to the parties’ ability to close the Merger on the expected timeline or at all, the services and markets of Nature’s Miracle and the Company, future plans and intentions or other future events. These forward-looking statements generally are identified by words such as “will,” “intend,” “should,” “plan,” or similar statements, reflect management’s current beliefs and assumptions and are based on the information currently available to management. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the risk that the business and revenue prospects of Nature’s Miracle and the Company may not materialize which may adversely affect the price of Nature’s Miracle’s securities; (ii) the occurrence of any event that would impact continued listing of the Company’s securities on the Nasdaq exchange; (iii) changes in the competitive industries in which Nature’s Miracle and the Company operate, variations in operating performance across competitors, changes in laws and regulations affecting Nature’s Miracle’s and the Company’s business and changes in the combined capital structure; (iv) the ability to implement business plans, forecasts and other expectations after the completion of the proposed transactions contemplated by the term sheet; (v) the risk of downturns in the market and Nature’s Miracle’s and the Company’s industry including, but not limited to market prices of indoor grower’s produce, transportation costs, competition with outdoor growers and demand in the consumer marketplace; and (vi) the risk that the parties may not be able to satisfy one or more of the closing conditions to the transaction. For additional details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, please review the most recent Annual Reports on Form 10-K filed by Nature’s Miracle and by the Company with the Securities and Exchange Commission at www.sec.gov, particularly the information contained in the sections entitled “Risk Factors.” Forward-looking statements speak only as of the date on which they are made, and the Company does not assume any obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of May 16, 2024, by and among Nature’s Miracle Holding Inc., NMHI Merger Sub, Inc. and Agrify Corporation.
10.1*	Debt Purchase Agreement, dated as of May 16, 2024, by and among CP Acquisitions, LLC, GIC Acquisition LLC and Nature’s Miracle Holding Inc.
99.1**	Press Release dated as of May 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

**	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: May 16, 2024	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer